File No. 70-09985


                United States Securities and Exchange Commission
                             Washington, D.C. 20549
                    ----------------------------------------
                         Post-Effective Amendment No. 2
                                       to
                                    Form U-1
                             Application/Declaration
                                    under the
                   Public Utility Holding Company Act of 1935
                    ----------------------------------------

            E.ON AG                              Powergen plc
            E.ON-Platz 1                         City Point
            40479 Dusseldorf                     1 Ropemaker Street
            Germany                              London EC2Y 9HT
                                                 United Kingdom


                    (Names of companies filing this statement
                  and addresses of principal executive offices)
                    ----------------------------------------

                                     E.ON AG
                    (Name of top registered holding company)
                    ----------------------------------------

  Ulrich Hueppe                                  Chris Salame
  General Counsel, Executive Vice President      Company Secretary
  Dr. Guntram Wuerzberg                          Powergen plc
  Vice President General Legal Affairs           City Point
  E.ON AG                                        1 Ropemaker Street
  E.ON-Platz 1                                   London EC2Y 9HT
  40479 Dusseldorf                               United Kingdom
  Germany                                        Telephone:  011-44-207-826-2742
  Telephone: 011-49-211-4579-388                 Facsimile: 011-44-207-826-2889
  Facsimile:  011-49-211-4579-610

                   (Names and addresses of agents for service)

                 The Commission is also requested to send copies
            of any communication in connection with this matter to:

Tia S. Barancik                           Markian M. W. Melnyk
LeBoeuf, Lamb, Greene & MacRae, L.L.P.    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street                      1875 Connecticut Ave., N.W.
New York, NY 10019-5389                   Washington, D.C. 20009-5728
Telephone: (212) 424-8455                 Telephone: (202) 986-8212
Facsimile: (212) 424-8500                 Facsimile: (202) 986-8102


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




     This Post-Effective Amendment No. 2 amends Post-Effective Amendment No. 1 to File No. 70-9985 by restating Items 2 and 6 thereof.

                                    * * * * *

Item 2. Fees, Commissions and Expenses

     The total fees, commissions, and expenses expected to be incurred in connection with the preparation of this post-effective amendment and the Transfer are estimated to be approximately $200,000.

                                    * * * * *

Item 6. Exhibits and Financial Statements

Exhibit List

A.   Exhibits

A-1 Corporate Chart of the E.ON US and UK Chains Prior to the Transfer (filed under Form SE).
A-2 Corporate Chart of the E.ON US and UK Chains After the Transfer (filed under Form SE).
B-1 Valuation Report Prepared by Standard & Poor's (confidential treatment requested).
C-1  Opinion of Counsel.
D-1  Past-Tense Opinion of Counsel.*

(*) To be filed by amendment.

B.   Financial Statements

None.


                                    * * * * *



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


                                   SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the Applicants have duly caused this Amendment to be signed on their behalf by the undersigned thereunto duly authorized on the dates indicated. The signature of the Applicants and of the persons on their behalf are restricted to the information contained in this application which is pertinent to the application of the respective companies.

E.ON AG

By:    /s/ Dr. Guntram Wurzberg
                                                    By:  /s/ Dr. Patrick Wolff
Name:  Dr. Guntram Wurzberg
Title: Vice President General Legal Affairs         Name: Dr. Patrick Wolff
                                                    Title: General Legal Affairs
Date:  February 3, 2003
                                                    Date:  February 3, 2003

Powergen plc


By:  /s/ Dr. Guntram Wurzberg

Name:  Dr. Guntram Wurzberg
Title: Vice President General Legal Affairs,
       E.ON AG

Date:  February 3, 2003


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


                                  Exhibit Index

      Exhibit                                   Description

        C-1                                 Opinion of Counsel




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